EXHIBIT D

NOTICE OF WITHDRAWAL OF TENDER

Regarding

MULTI-STRATEGY SERIES G SHARES

of

SKYBRIDGE MULTI-ADVISER HEDGE FUND PORTFOLIOS LLC

Tendered Pursuant to the Offer to Purchase
Dated September 24, 2010

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT, AND THIS NOTICE OF WITHDRAWAL OF TENDER MUST BE
RECEIVED BY THE BNY MELLON INVESTMENT SERVICING BY, 12:00 MIDNIGHT, NEW YORK
TIME, ON MONDAY, JULY 23, 2010, UNLESS THE OFFER IS
EXTENDED.

Complete this Notice of Intent to Tender and Return or Deliver to via U.S Post Service mail to:

SkyBridge Capital c/o
BNY Mellon Investment Servicing
PO Box 9861
Providence RI 02940-5078

or via overnight private shipping service to:

SkyBridge Capital c/o
BNY Mellon Investment Servicing
101 Sabin Street
Pawtucket RI 02860

For additional information:

Phone:  (800) 305-0816

Fax: (508) 599-6082

You may also direct questions to your financial consultant.

SkyBridge Multi-Adviser Hedge Fund Portfolios LLC

Ladies and Gentlemen:

The undersigned wishes to withdraw the previously submitted notice of the undersigned’s intent to tender its Shares of SkyBridge Multi-Adviser Hedge Fund Portfolios LLC (formerly Citigroup Alternative Investments Multi-Adviser Hedge Fund Portfolios LLC) (the “Company”) for purchase by the Company that previously were submitted by the undersigned in a Notice of Intent to Tender dated ____________.   IF THIS WITHDRAWAL NOTICE IS TIMELY RECEIVED IN ACCORDANCE WITH ITS ACCOMPANYING INSTRUCTIONS, THE IDENTIFIED SHARES PREVIOUSLY SUBMITTED FOR TENDER WILL NOT BE REPURCHASED BY THE COMPANY.

Such tender was in the amount of (specify one):

☐	All of the undersigned’s Shares.

☐	A portion of the undersigned’s Shares expressed as a specific dollar amount.

$_______________

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Shares previously tendered will not be purchased by the Company upon expiration of the tender offer described above.

SIGNATURE(S).  If joint ownership, all parties must sign.  If fiduciary, partnership or corporation, indicate title of signatory under signature lines.

Signature (SIGNATURE SHOULD APPEAR EXACTLY AS ON YOUR SUBSCRIPTION AGREEMENT)	Signature (SIGNATURE SHOULD APPEAR EXACTLY AS ON YOUR SUBSCRIPTION AGREEMENT)

Print Name of Member	Print Name of Member

Title (if applicable)	Title (if applicable)

Date:	Date: